                            VARIABLE INSURANCE FUNDS
     CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

                             DATED:  AUGUST 27, 2003

In accordance with the Sarbanes-Oxley Act of 2002 (the "Act") and the rules promulgated thereunder by the U.S. Securities and Exchange Commission ("SEC") Variable Insurance Funds (the "Trust") is required to file reports pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and must disclose whether it has adopted a code of ethics applicable to certain of its officers. The Trust's Board of Trustees ("Board"), including a majority of the Trustees that are not interested persons of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940 ("Investment Company Act"), has approved this Code as compliant with the requirements of the Act and related SEC rules.

I. COVERED OFFICERS/PURPOSE OF THE CODE

This Code of Ethics (the "Code") of the Trust applies to the Trust's Principal Executive Officer, Chief Financial Officer and Chief Accounting Officer (the "Covered Officers, each of whom are set forth in Exhibit A) for the purpose of promoting:

* honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

* full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by the Trust;

*   compliance with applicable laws and governmental rules and regulations;

* the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

*   accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, the Trust. For example, a conflict of interest would arise if a Covered Officer receives improper personal benefits as a result of his or her position with the Trust.

Certain conflicts of interest may arise out of the relationships between Covered Officers and the Trust and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act of 1940, as amended ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Trust because of their status as "affiliated persons" of the Trust. The Trust's and certain of its service providers compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Trust and its investment advisers,(1) and between the Trust and the Trust's administrator, BISYS Fund Services Ohio, Inc. (the "Administrator ), of which the Covered Officers may be officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether for the Trust, the Advisers or the Administrator), be involved in establishing policies and implementing decisions that will have different effects on the Advisers, Administrator and the Trust. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Trust and the Advisers and Administrator and is consistent with the performance by the Covered Officers of their duties as officers of the Trust. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes of ethics.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trust.

Each Covered Officer must:

* not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Officer would benefit personally to the detriment of the Trust;

* not cause the Trust to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Trust;

* not use material non-public knowledge of portfolio transactions made or contemplated for the Trust to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

* report at least annually the information elicited in the Trust's Trustee and Officer Questionnaire relating to potential conflicts of interest.

There are some conflict of interest situations that must be discussed with the Trust's Audit Committee if material. Some examples of such situations include:

----------
(1) AmSouth Investment Management Company, LLC, OakBrook Investments, LLC, AmSouth Asset Management, Inc., Dimensional Fund Advisors Inc., BB&T Asset Management LLC, Choice Investment Management, LLC, and Fifth Third Asset Management (collectively, the "Advisers").

* service as a director on the board of any company (public or private), other than a management investment company;

*   the receipt of any non-nominal gifts;

* the receipt of any entertainment from any company with which the Trust has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

* any ownership interest in, or any consulting or employment relationship with, any of the Trust's service providers, other than its Advisers, Administrator or any affiliated person thereof; and

* a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer s employment, such as compensation or equity ownership.

III. DISCLOSURE AND COMPLIANCE

Each Covered Officer:

* should familiarize himself or herself with the disclosure requirements generally applicable to the Trust;

* should not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others, whether within or outside the Trust, including to the Trustees and auditors, governmental regulators or self-regulatory organizations;

* should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trust, the Advisers, the Trust's administrator, and other Trust service providers, with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trust files with, or submits to, the SEC and in other public communications made by the Trust; and

* has the responsibility to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV. REPORTING AND ACCOUNTABILITY BY COVERED OFFICERS

Each Covered Officer must:

* upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing (in the form attached hereto as Exhibit B) to the Board that he or she has received, read, and understands the Code;

* annually thereafter affirm (in the form attached hereto as Exhibit B) to the Board that he or she has complied with the requirements of the Code;

* not retaliate against any other Covered Officer or any employee or agent of an affiliated person of the Trust for reports of potential violations that are made in good faith; and

* notify the Trust's Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

V. ENFORCEMENT

The Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Audit Committee is authorized to consult, as appropriate, with counsel to the Trust. However, any approvals or waivers sought by a Covered Officer will be considered by the Audit Committee.

The Trust will follow these procedures in investigating and enforcing this
Code:

* The Audit Committee will take all appropriate action to investigate any potential violations reported to the Audit Committee;

* if, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action;

* any matter that the Audit Committee believes is a material violation will be promptly reported to the Board of Trustees of the Trust. The Trustees, with the exception of any person whose matter is under consideration for a waiver, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate;

* no person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.

* the Audit Committee will be responsible for granting waivers, as appropriate; and

* any amendments to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

VI. OTHER POLICIES AND PROCEDURES

This Code shall be the sole code of ethics adopted by the Trust for purposes of Section 406 of the Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust, the Administrator, the Advisers or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Trust's and the Advisers(1) codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

V. AMENDMENT; INTERPRETATION OF PROVISIONS

The Trustees may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate.

VI. CONFIDENTIALITY

All reports and records prepared or maintained pursuant to this Code shall be treated as confidential and shall not be disclosed to any one other than the Board of Trustees, the Covered Officers and Trust counsel, except as otherwise requested by applicable law.

VII. INTERNAL USE

The Code is intended solely for the internal use by the Trust and does not constitute an admission, by or on behalf of the Trust, as to any fact, circumstance, or legal conclusion.

                                   EXHIBIT A
                    PERSONS COVERED BY THIS CODE OF ETHICS


Walter Grimm
Adam Ness
Nimish Bhatt

                                   EXHIBIT B

                           VARIABLE INSURANCE FUNDS
  CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

                     INITIAL AND ANNUAL CERTIFICATION OF
                              COMPLIANCE WITH THE
                            VARIABLE INSURANCE FUNDS
  CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

TO: THE BOARD OF TRUSTEES

[Initial] I hereby certify that I have received the Variable Insurance Funds Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the "Code") and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code's provisions to which I am subject.

[Annual] I hereby certify that I have received the Variable Insurance Funds Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the "Code") and that I have read and understood the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.

                                 ---------------------------------
                                            (Signature)

                                 Name:
                                       ---------------------------

                                 Date:
                                       ---------------------------